EXHIBIT 5.1

                            OTTEN, JOHNSON, ROBINSON,
                             NEFF & RAGONETTI, P.C.
                           950 17th Street, Suite 1600
                             Denver, Colorado 80202
                                 (303) 825-8400


                                  July 16, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:      Frontier Airlines, Inc.
                           Form S-3 Registration Statement
                           Covering 177,242 shares of common stock

Ladies and Gentlemen:

         We have acted as counsel for Frontier Airlines, Inc., a Colorado corporation (the "Company"). In such capacity, we have examined the above-referenced Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), which the Company has filed covering the sale of 177,242 shares of the Company's common stock (the "Shares"). Capitalized terms used and not defined herein shall have the meanings given to them in the Registration Statement.

         In addition, we have examined the Company's articles of incorporation and by-laws and the record of its corporate proceedings and have made such other investigation and reviewed such other documents as we have deemed necessary to express the opinions set forth below.

         Based upon the foregoing and upon such further examinations as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

         2. The Shares have been legally and validly authorized under the Company's Articles of Incorporation, as amended, and constitute (or will constitute upon due exercise of the warrants to purchase Shares as described in the Registration Statement) duly and validly issued and outstanding and fully paid and nonassessable Shares of the Company.

         We render the foregoing opinion as members of the Bar of the State of Colorado and express no opinion as to laws other than the laws of the State of Colorado and the federal laws of the United States of America.

         We hereby consent to the use of our name beneath the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 thereto.


                                                       OTTEN, JOHNSON, ROBINSON,
                                                       NEFF & RAGONETTI, P.C.